EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.

Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-223695), Form S-3 (No. 333-257149, No. 333-257037 and No. 333-241635) and Form S-8 (No. 333-232991 and No. 333-258874) of Urban One, Inc. of our reports dated March 15, 2022, relating to the consolidated financial statements and schedule, and the effectiveness of Urban One’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Potomac, Maryland
March 15, 2022